As filed with the Securities and Exchange Commission on September 10, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLIANCE FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

New York	000-15366	16-1276885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Madison Street, Syracuse, New York 13202

(315) 475-2100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

J. Daniel Mohr

Treasurer and Chief Financial Officer

120 Madison Street, Syracuse, New York 13202

(315) 475-4478

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Justin P. Doyle

Nixon Peabody LLP

1100 Clinton Square

Rochester, New York 14604

(585) 263-1359

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the U.S. Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act of 1934. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $1.00 per share			$50,000,000	$1,573.44

(1)	Pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities registered, this table does not specify the amount to be registered nor the proposed maximum offering price per unit.

(2)	In accordance with Rule 457(o) under the Securities Act and the instructions to Form S-3, the registrant is registering hereunder the offer and sale of an indeterminate number of shares of common stock, which may be issued at various times, with an aggregate public offering price not to exceed $50,000,000. The public offering price per share will be determined from time to time by the registrant in connection with the issuance of the securities registered hereunder.

(3)	On January 16, 2009, the registrant paid a filing fee of $1,216.56 in connection with the registration of 26,918 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $1.00 per share, a warrant to purchase 173,069 shares of its common stock, par value $1.00 per share (the “Common Stock”) and the 173,069 shares of its Common Stock underlying the warrant, on Form S-3, File No. 333-156785 (the “Previous Registration Statement”). The Previous Registration Statement was withdrawn in accordance with Rule 477 of the U.S. Securities Act of 1933, as amended (the “Securities Act”). The $1,216.56 filing fee associated with the unsold securities under the Previous Registration Statement is being carried forward pursuant to Rule 457(p) under the Securities Act to offset the $2,790.00 filing fee due with respect to the shares of Common Stock being registered under this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has not yet been declared effective. The securities may not be sold until the registration statement has been declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 10, 2009

PROSPECTUS

$50,000,000

ALLIANCE FINANCIAL CORPORATION

Common Stock

This prospectus relates to shares of common stock, par value $1.00 per share, of Alliance Financial Corporation, which we refer to as our Common Stock, that may be offered for sale from time to time in an amount up to $50,000,000 in the aggregate in one or more offerings at prices and on terms to be determined at the time of the offering and set forth in one or more supplements to this prospectus.

This prospectus provides you with a general description of our Common Stock and some of the general terms that may apply to an offering of the shares of our Common Stock. The specific amounts, pricing, terms and any other information relating to a specific offering will be set forth in a supplement to this prospectus. Any supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you make your investment decision. This prospectus may not be used to offer or sell the shares of our Common Stock unless accompanied by a prospectus supplement relating to the offered securities.

The shares of our Common Stock may be sold directly by us, through dealers or agents designated from time to time, through underwriters or through a combination of these methods. See “Plan of Distribution” beginning on page 6 of this prospectus. We may also describe the plan of distribution for any particular offering of the shares in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them, including any applicable commissions or discounts, in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Alliance Financial Corporation is a publicly-traded company which files publicly available reports with the U.S. Securities and Exchange Commission. Our Common Stock is traded on the NASDAQ Global Market (NASDAQ) under the ticker symbol “ALNC.” On September 9, 2009, the last reported sale price of our Common Stock on the NASDAQ was $27.32. You are urged to obtain current market quotations of our Common Stock.

Our principal executive offices are located at 120 Madison Street, Syracuse, New York 13202, and our telephone number at that address is (315) 475-2100.

Investing in our Common Stock involves risks. See the information included and incorporated by reference into this prospectus and any accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under the “Risk Factors” caption on page 1.

These securities are equity securities. They are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                         , 2009.

RISK FACTORS

An investment in the common stock, par value $1.00 per share, of Alliance Financial Corporation, which we refer to as our Common Stock, involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors, if any, in any amendments to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, the prospectus supplement or any applicable pricing supplement, in light of your particular investment objectives and financial circumstances. Any of these risks could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our shareholders. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business, prospects, financial condition, results of operations and cash flows. In any such case, the trading price of our Common Stock could decline due to any of these risks, and you could lose all or a portion of your original investment. Set forth below are additional risks that you should consider in connection with any purchase of our Common Stock under this prospectus:

The market price for our Common Stock varies, and you should purchase Common Stock for long-term investment only.

Although our Common Stock is currently traded on the NASDAQ Global Market (NASDAQ), we cannot assure you that there will, at any time in the future, be an active trading market for our Common Stock. Even if there is an active trading market for our Common Stock, we cannot assure you that you will be able to sell all of your shares of Common Stock at one time or at a favorable price, if at all. As a result, you should purchase shares of Common Stock described hereunder only if you are capable of, and seeking, to make a long-term investment in our Common Stock.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our Common Stock.

We are not restricted from issuing additional shares of Common Stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of Common Stock. We are currently authorized to issue up to 10,000,000 shares of Common Stock. As of September 9, 2009, 4,932,987 shares of Common Stock were issued and 4,610,675 shares were outstanding. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares. These authorized but unissued shares could be issued on terms or in circumstances that could dilute the interests of the holders of our Common Stock.

We may reduce or eliminate the cash dividends on our Common Stock.

Holders of our Common Stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. Although we have historically declared cash dividends on our Common Stock, we are not required to do so and may reduce or eliminate our Common Stock cash dividend in the future. This could adversely affect the market price of our Common Stock.

This offering may be dilutive.

Giving effect to the issuance of Common Stock in any offering contemplated under this prospectus, the receipt of the expected net proceeds and the use of those proceeds, any such offering may have a dilutive effect on our expected earnings per share of Common Stock. The actual amount of dilution cannot be determined at this time and will be based on numerous factors.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, in any related prospectus supplement and in information incorporated by reference into this prospectus and any related prospectus supplement that are not historical or current facts may constitute forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, the Company’s management may make forward-looking statements orally to the media, securities analysts, investors or others. These statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of words such as “optimism,” “look-forward,” “bright,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “potential,” “project,” “target” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” These forward-looking statements include statements relating to our strategy, effectiveness of investment programs, evaluations of future interest rate trends and liquidity, expectations as to growth in assets, deposits and results of operations, receipt of regulatory approval for pending acquisitions, success of acquisitions, future operations, market position, financial position, and prospects, plans and objectives of management.

Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results and are subject to certain risks, uncertainties and assumptions. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other things, factors referenced herein under the section captioned “Risk Factors” on page 1; possible legislative changes and adverse economic, business and competitive conditions and developments (such as shrinking interest margins and continued short-term rate environments); recent adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s private banking and asset investment advisory activities; reduced demand for financial services and loan products; changes in accounting policies or guidelines, or in monetary and fiscal policies of the federal government; changes in interest rates; changes in credit and other risks posed by the Company’s loan and lease portfolios; the ability or inability of the Company to manage interest rate and other risks; the Company’s use of trust preferred securities; competitive pressures from other financial institutions; a further deterioration in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect a borrower’s ability to service and repay our loans; changes in loan defaults and charge-off rates; adequacy of loan loss reserves; reduction in deposit levels necessitating increased borrowing to fund loans and investments; the passing of adverse government regulation; the risk that goodwill and intangibles recorded in the Company’s financial statements will become further impaired; risks related to the identification and implementation of acquisitions; technological, computer-related or operational difficulties; adverse changes in securities markets; results of litigation; or other significant risks and uncertainties detailed in the Company’s Annual Report on Form 10-K, the Company’s Annual Report on Form 10-K/A, Quarterly Reports on Form 10-Q and other filings submitted to the U.S. Securities and Exchange Commission, which we refer to as the SEC.

Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Although the Company believes that its expectations are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in any forward-looking statements.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate the Company. Any investor in the Company should consider all risks and uncertainties disclosed in our filings with the SEC, described below under the heading “Where You Can Find More Information” on page 3, all of which is accessible on the SEC’s website at http://www.sec.gov.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3, which we refer to as the Registration Statement, that we filed with the SEC utilizing a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell from time to time, in one or more offerings, on a continuous or delayed basis, shares of our Common Stock described in this prospectus for an aggregate initial offering price in an amount up to $50,000,000. This prospectus provides you with a general description of the shares we may offer. Each time we sell shares, we will provide a prospectus supplement that will contain specific information about the terms of the shares offered.

The Registration Statement, including the exhibits to the Registration Statement, provides additional information about us and the offered securities. This prospectus does not contain all of the information set forth in the Registration Statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description. The Registration Statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website at http://www.sec.gov or at the SEC offices mentioned under the headings “Where You Can Find More Information” on page 3.

You should read both this prospectus and any prospectus supplement together with additional information described below under the headings “Where You Can Find More Information” on page 3 and “Incorporation of Certain Documents by Reference” on page 4. Any prospectus supplement may also add, update or change information contained in this prospectus. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information that is inconsistent with this prospectus will supersede the information in this prospectus or any prospectus supplement.

The information contained in this prospectus or a prospectus supplement or amendment, or incorporated herein or therein by reference, is accurate only as of the date of this prospectus or prospectus supplement or amendment, as applicable, regardless of the time of delivery of this prospectus or prospectus supplement or amendment, as applicable, or of any sale of the shares. You should not assume that the information contained in this prospectus or a prospectus supplement or amendment is accurate as of any other date.

All references to “Alliance Financial Corporation,” “Alliance,” “the Company,” “we,” “our,” “us,” and similar terms refer to Alliance Financial Corporation and its consolidated subsidiaries unless otherwise stated or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which forms part of the Registration Statement, does not contain all of the information in the Registration Statement. We have omitted certain parts of the Registration Statement, as permitted by the rules and regulations of the SEC. For further information regarding the Company and our Common Stock, please see our other filings with the SEC, including our annual, quarterly, and current reports and any proxy statements, which you may read and copy at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our public filings with the SEC are also available to the public on the SEC’s Internet website at http://www.sec.gov or our Internet website address at http://www.alliancefinancialcorporation.com.

We furnish holders of our Common Stock with annual reports containing audited financial statements prepared in accordance with accounting principles generally accepted in the United States following the end of each fiscal year. We file reports and other information with the SEC pursuant to the reporting requirements of the Exchange Act.

Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering of securities under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. In all cases, you should rely on later information over different information included in this prospectus. We incorporate by reference into this prospectus the documents listed below, except to the extent any information contained in such filings is deemed “furnished” in accordance with SEC rules. Such furnished information is not deemed filed under the Exchange Act and is not incorporated in this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 13, 2009, as amended by Amendment No. 1, filed with the SEC on April 30, 2009;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 11, 2009;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the SEC on August 7, 2009;

•

Our Current Reports on Form 8-K, filed with the SEC on each of January 30, 2009, February 24, 2009, April 1, 2009, May 11, 2009, May 13, 2009, May 26, 2009, June 17, 2009, June 29, 2009, July 20, 2009 and August 27, 2009; and

•	The description of our Common Stock set forth in the registration statement on Form 8-A12G, filed with the SEC on October 25, 2001 (File No. 000-15366).

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), subsequent to (i) the date of this Registration Statement and prior to the effectiveness of this Registration Statement, or (ii) the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

We will provide a copy of any or all of the information incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference) to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request of such person, at no cost to the requester. Requests for such copies should be directed to:

Alliance Financial Corporation

J. Daniel Mohr

Treasurer and Chief Financial Officer

120 Madison Street, Syracuse, New York 13202

Tel: (315) 475-4478

ABOUT ALLIANCE FINANCIAL CORPORATION

Alliance Financial Corporation is a New York corporation and a registered financial holding company formed on November 25, 1998 as a result of the merger of Cortland First Financial Corporation and Oneida Valley Bancshares, Inc., which were incorporated May 30, 1986 and October 31, 1984, respectively. The Company is the holding company of Alliance Bank, N.A., which we refer to as the Bank, which was formed as the result of the merger of First National Bank of Cortland and Oneida Valley National Bank in 1999.

The Bank provides financial services from 29 retail branches and customer service facilities in the New York counties of Cortland, Madison, Oneida, Onondaga, Oswego, and from a Trust Administration Center in Buffalo, New York. Primary services include commercial, retail and municipal banking, consumer finance, mortgage financing and servicing, and trust and investment management services. The Bank has a substantially wholly owned subsidiary, Alliance Preferred Funding Corp., which is engaged in residential real estate activity, and a wholly owned subsidiary, Alliance Leasing, Inc., which is engaged in commercial leasing activity in over thirty states.

On October 6, 2006, the Company completed its acquisition of Bridge Street Financial, Inc., which we refer to as Bridge Street, and its wholly owned subsidiaries, Oswego County National Bank, which we refer to as OCNB and Ladd’s Agency Inc., which we refer to as Ladd’s, an insurance agency. In connection with the acquisition, the Company issued approximately 1,292,000 shares of Common Stock valued at $38.1 million, and paid cash of $13.2 million for total merger consideration of $51.3 million. At the time of the acquisition, Bridge Street had $219.3 million in assets, $148.3 million in gross loans, and $169.2 million in deposits. In the acquisition, Bridge Street was merged into the Company, Ladd’s became a wholly owned subsidiary of the Company, and OCNB was merged into the Bank.

The Company’s administrative offices and its subsidiaries are located on the 18th Floor, 120 Madison St., Syracuse, New York. Banking services are provided at the administrative offices as well as at the Company’s 29 customer service facilities. The Company’s telephone number is (315) 475-2100. The website for the Company and the Bank is http://www.alliancefinancialcorporation.com. Information that is included on this website does not constitute part of this prospectus.

DIVIDEND POLICY

We have historically paid regular quarterly cash dividends on our Common Stock, and the board of directors presently intends to continue the payment of regular quarterly cash dividends, dependent upon the results of operations of the immediately preceding quarters and subject to the need for those funds for debt service and other purposes and the restrictions described below.

We declared and subsequently paid quarterly dividends on our Common Stock of $0.22 per share during calendar year 2006 through the quarter ended September 30, 2007, $0.24 per share therefrom through the quarter ended June 30, 2008 and $0.26 per share therefrom through the quarter ended June 30, 2009. The Company declared a quarterly dividend of $0.28 per share payable on October 2, 2009 to shareholders of record on September 17, 2009.

While we are a legal entity separate and distinct from our banking and other subsidiaries, these subsidiaries are the principal assets, and as such, substantially all of the funds available for the payment of dividends are derived from the Bank. Thus, future dividends will depend upon the earnings of the Bank, its financial condition and its need for funds. Furthermore, there are a number of federal banking policies and regulations that restrict the Company’s ability to pay dividends. In particular, because the Bank is a depository institution whose deposits are insured by the Federal Deposit Insurance Corporation, which we refer to as FDIC, it may not pay dividends or distribute capital assets if it is in default on any assessment due the FDIC. Also, as a national bank, the Bank is subject to Office of the Comptroller of the Currency regulations which impose certain minimum capital requirements that would affect the amount of cash available for distribution to the Company. In addition, as a bank holding company, our ability to declare and pay dividends is subject to the guidelines of the Federal Reserve Board, which we refer to as the FRB, regarding capital adequacy and dividends. It is the policy of the FRB that bank holding companies should pay cash dividends on common stock only out of income available over the past year, and only if prospective earnings retention is consistent with the holding company’s expected future needs and financial condition. The policy provides that bank holding companies should not maintain a level of cash dividends that undermines the bank holding company’s ability to serve as a source of strength to its subsidiaries. These policies and regulations may have the effect of reducing the amount of dividends that the Company can declare to its shareholders.

New York State law applicable to the declaration of distributions by a business corporation also limits our ability to declare and pay dividends. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have rights superior to the rights of the holders of its common stock.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement for any offering of Common Stock, the net proceeds we receive from the sale of shares of Common Stock offered by this prospectus will be used for general corporate purposes, which may include:

•	investing in, or extending credit to, our operating subsidiaries;

•	investments at the holding company level;

•	reducing or refinancing existing debt;

•	possible acquisitions;

•	stock repurchases; and

•	other purposes as described in any prospectus supplement.

Pending such use, we may temporarily invest the net proceeds of any offering. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as indicated in a prospectus supplement, allocations of the proceeds to specific purposes will not have been made at the date of that prospectus supplement.

REGULATION AND SUPERVISION

The Company and the Bank are subject to extensive laws and regulations that impose restrictions on, and provide for regulatory oversight of, the Company’s and the Bank’s operations. Any change in any applicable statute or regulation could have a material effect on the Company’s and the Bank’s business.

For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and specific information relevant to us and the Bank, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2008, and any other subsequent reports filed by us with the SEC, which are incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION

We may offer our Common Stock in this prospectus from time to time as follows:

•	to or through underwriters or dealers;

•	directly to other purchasers, including our affiliates;

•	through designated agents; or

•	through a combination of any of these methods.

Each time that we use this prospectus to sell shares of our Common Stock, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering, including, without limitation:

•	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them;

•	the name or names of any managing underwriter or underwriters;

•	the public offering price of the shares;

•	the net proceeds from the sale of the shares;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any commission paid to agents.

Sale Through Underwriters Or Dealers

If underwriters are used in an offering, the underwriters will acquire shares of our Common Stock for their own account. The underwriters may resell the shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the shares to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase shares of our Common Stock will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered shares if they purchase any of them. The underwriters may change from time to time any offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell shares of our Common Stock in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the shares sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the shares, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If dealers are used in the sale of the shares, we will sell the shares to them as principals. They may then resell those shares to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell shares of our Common Stock directly. In this case, no underwriters or agents would be involved. We may also sell shares of our Common Stock through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the shares, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the shares directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 11,000,000 shares of capital stock, 10,000,000 of which are common stock, par value $1.00 per share, which we refer to as the Common Stock, and 1,000,000 of which are preferred stock, par value $1.00 per share, which we refer to as the Preferred Stock. We designated 100,000 shares of the Preferred Stock as Series A Junior Preferred Stock, par value $1.00 per share, which we refer to as the Series A Preferred Stock. As of September 9, 2009, 4,932,987 shares of Common Stock were issued and 4,610,675 shares were outstanding and no shares of Preferred Stock were issued and outstanding. The description of our capital stock set forth below is only a summary. The full terms of our capital stock are set forth in Exhibits 4.1, 4.2, 4.3, and 4.4 to the Registration Statement of which this prospectus is a part and incorporated by reference herein.

Preferred Stock

The following section is a summary of the material features and rights of our Preferred Stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Restated Certificate of Incorporation, which we refer to as our Certificate of Incorporation, which is included in Exhibit 4.1 to the Registration Statement of which this prospectus is a part and incorporated by reference herein

Series A Preferred Stock

We have authorized 100,000 shares of Series A Preferred Stock, but there are no shares of Series A Preferred Stock outstanding.

Voting

Each share of Series A Preferred Stock will have 1,000 votes, voting together with the holders of Common Stock. Also, in the event that the Company should seek to amend the Certificate of Incorporation in a manner that would adversely alter, change or repeal the powers, preferences or special rights of the Series A Preferred Stock, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock will be required.

Ranking

The Series A Preferred Stock ranks junior to all other series of Preferred Stock with respect to the payment of dividends and upon liquidation, dissolution and winding up.

Dividend

Holders of Series A Preferred Stock shall be entitled to a quarterly dividend of 1,000 times the dividend declared per share of Common Stock.

Accrued and unpaid dividends on the Series A Preferred Stock will accumulate whether or not we have earnings, and whether or not there are funds legally available for the payment of such dividends. As long as any Series A Preferred Stock is outstanding, we would not be able to pay dividends or redeem or acquire any shares of capital stock ranking junior to the Series A Preferred Stock, unless all dividends on the Series A Preferred Stock have been paid in full, including full cumulative dividends having been or contemporaneously declared and paid on the Series A Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full upon the Series A Preferred Stock and the shares of capital stock ranking pari passu with the Series A Preferred Stock, all dividends declared on the Series A Preferred Stock and any other capital stock ranking pari passu with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other capital stock shall in all cases bear to each other the same ratio that accumulated dividends per share of Series A Preferred Stock and such other series of capital bear to each other.

Liquidation

In the event of liquidation, the holders of the Series A Preferred Stock will be entitled to an aggregate payment of 1,000 times the aggregate payment made per share of Common Stock.

Business Combinations

In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Series A Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock.

The rights of the Series A Preferred Stock are protected by customary anti-dilution provisions.

Redemption

The shares of Series A Preferred Stock are not redeemable.

Blank Check Preferred Stock

The remaining 900,000 authorized shares of Preferred Stock are typically referred to as “blank check” preferred stock. This term refers to preferred stock for which the rights and restrictions are determined by the board of directors of a corporation. Under our Certificate of Incorporation, our board of directors has the authority, without any further shareholder vote or action, to issue the remaining Preferred Stock in one or more series and to fix, determine or amend the relative rights and preferences of any series so established, within the limitations set forth by the New York Business Corporation Law, which we refer to as the NYBCL, relating to the powers, designations, rights, preferences, and restrictions thereof, including among other things:

•	dividend rights;

•	conversion rights;

•	voting rights;

•	redemption terms;

•	liquidation preferences; and

•	the number of shares constituting each series.

Common Stock

The following is a summary of the general terms of the Common Stock being registered in the Registration Statement of which this prospectus is a part.

Introduction

The following section describes the material features and rights of our Common Stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Certificate of Incorporation and our Amended and Restated Bylaws, as amended, which we refer to as our Bylaws, each of which is included as an exhibit to the Registration Statement of which this prospectus is a part, and to applicable sections of the NYBCL. The full terms of the Common Stock are set forth in Exhibits 4.1, 4.2, 4.3 and 4.4 to the Registration Statement of which this prospectus is a part and incorporated by reference herein.

General

Each share of Common Stock entitles the holder to the same rights as, and is the same in all respects with, each other share of Common Stock. Holders of Common Stock are entitled to (1) one vote per share on all matters requiring a shareholder vote and do not have cumulative voting rights with respect to the election of directors, (2) a ratable distribution of dividends declared by our board of directors and, (3) in the event of a liquidation, dissolution or winding up of the Company, to share ratably in all assets remaining after payment of liabilities. Holders of Common Stock have no preemptive, redemption, subscription, sinking fund or conversion rights. The shares of Common Stock, when issued in the manner described in this prospectus, will be fully paid and nonassessable.

Dividends

We pay dividends as determined by our board of directors as described in the section entitled “Dividend Policy” on page 5. Future dividend payments will depend upon our operating results, capital and reserve requirements and the consideration by our board of directors of other relevant factors, and there can be no assurance that our dividend policy will continue.

Transfer Agent & Registrar

The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company.

Anti-takeover Effects of Certain Provisions in our Certificate, Bylaws and the NYBCL

Some provisions of our Certificate of Incorporation, our Bylaws, and NYBCL may be deemed to have an anti-takeover effect and may collectively operate to delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. As a result, shareholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of the Company more difficult.

Directors. Our board of directors is divided into three classes. The members of each class are elected for a term of three years and only one class of directors is elected annually. Thus, it would take at least two annual elections to replace a majority of our board of directors. Further, the Bylaws impose notice and information requirements in connection with the nomination by shareholders of candidates for election to the board of directors or a proposal by shareholders of business to be acted upon at an annual meeting of shareholders.

Restrictions on Call of Special Meetings. The Certificate of Incorporation and Bylaws provide that special meetings of shareholders can be called by the board of directors, Chief Executive Officer, the President if there is no Chief Executive Officer or by the shareholders entitled to cast at least 25% of the vote which all shareholders are entitled to cast at the meeting.

Prohibition of Cumulative Voting. The Certificate of Incorporation does not authorize cumulative voting for the election of directors.

Restrictions on Removing Directors from Office. The Certificate of Incorporation provides that directors may only be removed for cause, and only by the affirmative vote of the holders of at least 80% of our Common Stock entitled to vote.

Preferred Stock Authorization. As noted above under “Preferred Stock – Blank Check Preferred Stock,” our board of directors, without shareholder approval, has the authority under our Certificate of Incorporation to issue Preferred Stock with rights superior to the rights of the holders of Common Stock. As a result, Preferred Stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, could adversely affect the rights of holders of Common Stock and could be issued with terms calculated to delay or prevent a change of control of the Company or make removal of management more difficult. The board of directors has no present plan or understanding to issue any Preferred Stock.

Amendments to Certificate of Incorporation and Bylaws. Amendments to the Certificate of Incorporation must be approved by our board of directors. Under certain circumstances, our shareholders will also be required to approve any such amendment to our Certificate of Incorporation:

•

The affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock will be required in the event that the powers, preferences or special rights of the Series A Preferred Stock would be altered, changed or repealed as to adversely affect the holder of Series A Preferred Stock;

•

The majority of the outstanding shares of the Company’s voting stock; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions (except where such amendment is approved by 66-2/3% of the continuing directors of the board of directors):

o	The limitation on voting rights of persons who directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of the Company;

o	The inability of shareholders to act by written consent;

o	The inability of shareholders to call special meetings of shareholders;

o	The division of the board of directors into three staggered classes;

o	The ability of the board of directors to fill vacancies on the board of directors;

o	The inability to deviate from the manner prescribed in the Bylaws by which shareholders nominate directors and bring other business before meetings of shareholders;

o	The requirement that at least 80% of shareholders must vote to remove directors, and can only remove directors for cause;

o	The ability of the board of directors to amend and repeal the Bylaws; and

o	The ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire the Company.

The Bylaws may be amended by the affirmative vote of a majority of the total number of directors which Alliance would have if there were no vacancies on the board of directors of Alliance or the affirmative vote of at least a majority of the total votes eligible to be voted at a duly constituted meeting of shareholders.

Shareholder Rights Plan. We have a Rights Agreement, which we refer to as the Rights Plan, which is designed to ensure that any potential acquirer would negotiate with our board of directors and that all of our shareholders would be treated equitably in the event of a takeover attempt. Under the Rights Plan, Series A Junior Participating Preferred Stock Purchase Rights, which we refer to as the Rights, were distributed at the close of business on October 29, 2001 to shareholders of record as of that date. The Rights trade with the Common Stock, and are exercisable and trade separately from the Common Stock only if a person or group acquires or announces a tender or exchange offer that would result in such person or group owning 20% or more of the Common Stock of the Company. In the event the person or group acquires a 20% Common Stock position, the Rights allow other holders to purchase stock of the Company at a discount to market value. The Company is generally entitled to redeem the Rights at $0.001 per Right at any time prior to the 10th day after a person or group has acquired a 20% Common Stock position. The Rights will expire on October 29, 2011 unless the Rights Plan is extended or the Rights are earlier redeemed or exchanged.

LEGAL MATTERS

The validity of the Common Stock being offered by this prospectus will be passed upon for us by Nixon Peabody LLP.

EXPERTS

The consolidated financial statements as of December 31, 2006, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Alliance Financial Corporation as of December 31, 2008 and 2007 and for each of the two years in the period ended December 31, 2008 and the effectiveness of Alliance Financial Corporation’s internal control over financial reporting as of December 31, 2008 appearing in our Annual Report on Form 10-K for the year ended December 31, 2008, have been audited by Crowe Horwath LLP, independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

$50,000,000

ALLIANCE FINANCIAL CORPORATION

Common Stock

Prospectus

                            , 2009

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses to be incurred by the Company in connection with the registration of the Securities under this registration statement. Such expenses, other than the SEC registration fee, are estimates.

SEC Registration Fee	$1,573
Legal Fees and Expenses	$15,000
Accounting Fees and Expenses	$14,000
Stock exchange listing fees	$0
Printing expenses	$500
Miscellaneous	$5,000
Total	$36,073

Item 15.	Indemnification of Directors and Officers.

Our Restated Certificate of Incorporation (“Certificate of Incorporation”), and our Amended and Restated Bylaws, as amended (“Bylaws”), provide that we will indemnify our directors, officers and certain other parties to the fullest extent permitted from time to time by the New York Business Corporation Law (“NYBCL”). NYBCL permits a corporation to indemnify its current and former directors and officers against expenses, judgments, fines and amounts paid in connection with a legal proceeding. To be indemnified, the person must have acted in good faith and in a manner the person reasonably believed to be in, and not opposed to, the best interests of the corporation. With respect to any criminal action or proceeding, the person must not have had reasonable cause to believe the conduct was unlawful.

NYBCL permits a present or former director or officer of a corporation to be indemnified against certain expenses if the person has been successful, on the merit or otherwise, in defense of any proceeding brought against such person by virtue of the fact that the person is or was an officer or director of the corporation. In addition, NYBCL permits the advancement of expenses relating to the defense of any proceeding to directors and officers contingent upon the person’s commitment to repay advances for expenses in the case such person is ultimately found not to be entitled to be indemnified.

NYBCL provides that the indemnification provisions contained in NYBCL are not exclusive of any other right that a person seeking indemnification may have or later acquire under any provision of a corporation’s by-laws, by any agreement, by any vote of shareholders or disinterested directors or otherwise. NYBCL also provides that a corporation may maintain insurance, at its expense, to protect its directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of NYBCL provided the contract of insurance covering the directors and officers provides, in a manner acceptable to the New York superintendent of insurance, for a retention amount and for co-insurance.

Article IV of our Bylaws provides that, to the fullest extent permitted by NYBCL, we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a director, officer or employee of Alliance or any of its subsidiaries. We may also, to the full extent permitted by the NYBCL, indemnify all persons whom we are empowered to indemnify thereunder.

In addition, we have purchased insurance policies which provide coverage for its directors and officers in certain situations where we cannot directly indemnify such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Alliance pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

The exhibits to this Registration Statement are listed on the Exhibit Index to this Registration Statement, which Exhibit Index is hereby incorporated by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(A), (a)(1)(B) and (a)(1)(C) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Syracuse, State of New York on September 2, 2009.

Date: September 2, 2009	ALLIANCE FINANCIAL CORPORATION

	By:	/s/ Jack H. Webb
Jack H. Webb Chairman, President and Chief Executive Officer (Principal Executive Officer)

Each person whose individual signature appears below hereby authorizes and appoints Jack H. Webb and J. Daniel Mohr, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments, including any and all amendments to this Registration Statement, all post-effective amendments and any subsequent Registration Statement for the same offering which may be filed under Rule 462 under the Securities Act, and to file the same with exhibits thereto and other documents in connection therewith, with the SEC.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jack H. Webb Jack H. Webb	Chairman, Director, President & Chief Executive Officer (Principal Executive Officer)	September 2, 2009

/s/ J. Daniel Mohr J. Daniel Mohr	Treasurer & Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 8, 2009

/s/ John H. Watt, Jr. John H. Watt, Jr.	Executive Vice President, Director	September 2, 2009

/s/ Mary Pat Adams Mary Pat Adams	Director	September 2, 2009

/s/ Donald S. Ames Donald S. Ames	Director	September 2, 2009

/s/ Donald H. Dew Donald H. Dew	Director	September 2, 2009

/s/ John M. Endries John M. Endries	Director	September 2, 2009

/s/ Samuel J. Lanzafame Samuel J. Lanzafame	Director	September 2, 2009

/s/ Margaret G. Ogden Margaret G. Ogden	Director	September 2, 2009

/s/ Lowell A. Seifter Lowell A. Seifter	Director	September 2, 2009

/s/ Charles E. Shafer Charles E. Shafer	Director	September 2, 2009

/s/ Paul M. Solomon Paul M. Solomon	Director	September 2, 2009

/s/ Charles H. Spaulding Charles H. Spaulding	Director	September 2, 2009

/s/ Deborah F. Stanley Deborah F. Stanley	Director	September 2, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

4.1	Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 27, 2009 (File No. 000-15366)).

4.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2004 (File No. 000-15366)).

4.3	Amendment to the Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the SEC on November 27, 2007).

4.4	Rights Agreement, dated October 19, 2001, by and between the Company and American Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-A12G filed with the SEC on October 25, 2001 (File No. 000-15366)).

4.5*	Form of Common Stock Certificate.

5*	Opinion of Nixon Peabody LLP.

23.1*	Consent of Nixon Peabody LLP (contained in its opinion filed as Exhibit 5).

23.2*	Consent of Crowe Horwath LLP.

23.3*	Consent of PricewaterhouseCoopers LLP.

24*	Powers of Attorney (included in signature pages).

*	Filed herewith